UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2300 Warrenville Rd. Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

630-296-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 10, 2016 (the “Effective Date”), Addus HealthCare, Inc. (“Addus HealthCare”), a wholly-owned subsidiary of Addus HomeCare Corporation (the “Company”), entered into an Employment and Non-Competition Agreement with Brian Poff (the “Employment Agreement”). The information contained in Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Brian Poff as Executive Vice President – Chief Financial Officer

As previously disclosed on the Quarterly Report on Form 10-Q filed by the Company on May 9, 2016, Brian Poff became the Company’s Executive Vice President – Chief Financial Officer effective as of the Effective Date. Prior to joining the Company, from October 2015 until April 2016, Mr. Poff, age 43, was the CFO and Treasurer of Oceans Healthcare, a private equity backed, multi-state provider of behavioral healthcare. From 2011 to October 2015, he was Senior Vice President, Finance, Chief Accounting Officer and Treasurer for CCS Medical, a national mail order DME supply company. From March 2011 until November 2011, he served as Corporate Controller for AccentCare, a post-acute healthcare provider. Prior to that, Mr. Poff served as Division CFO-Hospice for Gentiva, Assistant Controller for Odyssey and Divisional CFO for Horizon Health and Psychiatric Solutions.

Brian Poff Employment Agreement

On the Effective Date, Addus HealthCare entered into the Employment Agreement with Brian Poff.

Pursuant to the Employment Agreement, Mr. Poff commenced his role as the Company’s Executive Vice President – Chief Financial Officer beginning on the Effective Date. The Employment Agreement has a term of four years commencing on the Effective Date (the “Initial Employment Term”). At the end of the Initial Employment Term, the Employment Agreement will renew for successive one year terms unless earlier terminated pursuant to the terms of the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Poff is entitled to an annual base salary of $300,000 and, at the discretion of the Compensation Committee of the Company’s Board of Directors, an annual bonus in an amount equal to up to fifty percent (50%) of his annual base salary, based on the Company’s evaluation of his performance compared to established Company and/or individual objectives at the target levels, and up to seventy-five percent (75%) of his annual base salary for performance against established objectives at the maximum levels, in each case, at the discretion of the Company’s Board of Directors. Mr. Poff is also entitled to participate in Addus HealthCare’s health, disability, vacation and 401(k) plans, with matching contributions by Addus HealthCare of up to 6% of Mr. Poff’s annual contribution. In addition, Mr. Poff is entitled to a life insurance policy with a death benefit of up to five times his base salary, although Addus HealthCare is not required to pay more than 3% of Mr. Poff’s base salary for such insurance policy.

In connection with his employment, on May 9, 2016, Mr. Poff was granted nonqualified stock options pursuant to the Company’s 2009 Stock Incentive Plan (the “Stock Incentive Plan”) to purchase 40,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The options will vest over a four year period subject to the terms and conditions set forth in the Stock Incentive Plan and the Nonqualified Stock Option Award Agreement, dated as of the Effective Date, between the Company and Mr. Poff. The options are exercisable at the fair market value of the Company’s Common Stock on the date of grant. In addition, on the Effective Date, Mr. Poff was granted 10,000 shares of restricted Common Stock, which will vest over a four year period following the Effective Date, subject to the terms and conditions of the Stock Incentive Plan and the Restricted Stock Award Agreement, dated as of May 9, 2016, between the Company and Mr. Poff.

If Mr. Poff’s employment is terminated by the Company with “reasonable cause” (as defined in the Employment Agreement), by reason of his death or disability or by Mr. Poff without “good reason” (as defined in the Employment Agreement), he will be entitled to receive (i) any unpaid base salary for the period prior to the date of termination, (ii) any unpaid benefits for the period prior to the date of termination and (iii) in the case of termination by reason of death or disability, eligibility for life or disability insurance benefits contemplated by the Employment Agreement.

If (a) Mr. Poff’s employment is terminated without reasonable cause or for good reason, subject to the conditions set forth in the Employment Agreement, he will be entitled to receive his “base cash compensation” (as defined in the Employment Agreement) payable in equal installments for twelve months following termination, or (b) if Mr. Poff’s employment is terminated without reasonable cause in connection with a “change in control” (as defined in the Employment Agreement), he will be entitled to receive his “annual cash compensation” (as defined in the Employment Agreement) for twelve months following termination, less any other severance amounts received pursuant to the foregoing clause (a). In either case, Mr. Poff will also be entitled to receive (i) any unpaid base salary for the period prior to the date of termination, (ii) a pro rata portion of his bonus, (iii) any unpaid benefits for the period prior to the date of termination and (iv) continuation of all benefits during such period (subject to early termination as provided in the Employment Agreement).

Pursuant to the Employment Agreement, Mr. Poff has agreed that during the Initial Employment Term and any extension thereof, and for one year following termination, Mr. Poff will not compete with the business of Addus HealthCare or certain of its affiliates or solicit any business from any customer thereof. The Employment Agreement also prohibits Mr. Poff from disclosing any confidential information of Addus HealthCare and certain of its affiliates. Mr. Poff has agreed to assign all inventions developed during the employment period to Addus HealthCare. Mr. Poff has also agreed not to disparage Addus HealthCare or certain of its affiliates.

This summary is qualified in its entirety by reference to the full text of the Employment Agreement attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

99.1	Employment and Non-Competition Agreement, effective May 10, 2016, by and between Addus HealthCare, Inc. and Brian Poff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: May 12, 2016	By:	/s/ R. Dirk Allison
	Name:	R. Dirk Allison
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Employment and Non-Competition Agreement, effective May 10, 2016, by and between Addus HealthCare, Inc. and Brian Poff.